Exhibit 99.1

Hot Topic, Inc. Reports July Comp Store Sales Down 9.0%

Lowers Earnings Guidance for Second Quarter of 2010

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--August 4, 2010--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) today announced the sales results for its fiscal month of July and fiscal second quarter (four weeks and thirteen weeks, respectively) ended July 31, 2010. A summary of the sales results by division (including internet) is as follows:

	Net Sales		Comparable Store Sales % Change
	$ Millions	% Change To Last Year	This Year	Last Year
JULY:
Hot Topic	$37.8	-8.4%	-9.4%	-8.8%

Torrid	$10.6	-4.3%	-7.2%	-7.6%

Total Co.	$48.4	-7.4%	-9.0%	-8.5%

SECOND QUARTER:
Hot Topic	$113.3	-5.5%	-6.5%	-7.5%

Torrid	$36.8	-3.2%	-6.0%	-8.4%

Total Co.	$150.1	-4.9%	-6.4%	-7.7%

YEAR TO DATE:
Hot Topic	$233.0	-8.6%	-9.6%	0.8%

Torrid	$79.7	1.8%	-0.4%	-5.1%

Total Co.	$312.7	-6.1%	-7.6%	-0.5%

Hot Topic, Inc. also announced that as a result of lower than expected sales, the company currently estimates that the second quarter net loss will be approximately $0.14 per share.

For more detailed information relating to the above matters, please call 626-709-1209 to listen to a recorded commentary. Additionally, a conference call to discuss second quarter results, business trends, guidance and other matters is scheduled for August 18, 2010 at 4:30 PM (ET). The conference call number is 866-202-4367, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 66128973, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts, as well as the e-space music concept, ShockHound. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women principally between the ages of 12 and 22. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for plus-size females principally between the ages of 15 and 29. ShockHound (www.shockhound.com) is a genre-spanning music website where people of all ages can purchase MP3s and music merchandise, share their music interests, read the latest music news and view exclusive editorial content. As of July 31, 2010, the company operated 679 Hot Topic stores in all 50 states and Puerto Rico, 155 Torrid stores, and Internet stores www.hottopic.com, www.torrid.com and www.shockhound.com.

In addition to historical information, this news release and the aforementioned recorded commentary contain forward-looking statements, which may include statements relating to financial results, guidance, store operations, closures, remodels and relocations, projections and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable store sales results, our online music site, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 30, 2010 and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

CONTACT:
Hot Topic, Inc., City of Industry, CA
Jim McGinty, CFO, 626-839-4681 x2675